Exhibit 99.3

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Investor Presentation September 2021

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Disclaimer 2 This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only . This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Energy Vault, Inc . (“Energy Vault”, or the “Company”) and Novus Capital Corporation II (“Novus”) and the related transactions (the “Proposed Business Combination” or “Transaction”) and for no other purpose . This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of Novus and the Company and is intended for the recipient hereof only . By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally in connection with this Presentation is confidential, that you will not distribute, disclose and use such information for any purpose other than for the purpose of your firm’s participation in the potential financing, that you will not distribute, disclose or use such information in any way detrimental to Energy Vault or Novus, and that you will return to Energy Vault and Novus, delete or destroy this Presentation upon request . No representations or warranties, express or implied are given in, or in respect of, this Presentation . To the fullest extent permitted by law in no circumstances will Novus, Energy Vault or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Although all information and opinions expressed in this Presentation, including industry and market data obtained from third - party industry publications and sources as well as from research reports prepared for other purposes, were obtained from sources believed to be reliable and are included in good faith, neither Novus nor Energy Vault has independently verified the information obtained from these sources and cannot assure you of the information’s accuracy or completeness . This information is subject to change . Some data are also based on the good faith estimates of Energy Vault and Novus, which are derived from their respective views of internal sources as well as the independent sources described above . Energy Vault’s forward looking statements related to product performance, product cost and product sales related projections are based upon but not limited to discussions and/or agreements with customers, suppliers, partners and academic research organizations as well as the Company’s first commercial scale system built and operating in Switzerland . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Energy Vault or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of Energy Vault and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action . In connection with the Proposed Business Combination, Novus intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S - 4 containing a preliminary proxy statement and a preliminary prospectus of Novus, and, after the registration statement is declared effective, Novus will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its stockholders . Shareholders and other interested persons are urged to read the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information about Novus, Energy Vault and the Proposed Business Combination . When available, the definitive proxy statement/prospectus and other relevant materials for the Proposed Business Combination will be mailed to stockholders of Novus as of a record date to be established for voting on the Proposed Business Combination . Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www . sec . gov, or by directing a request to : Novus Capital Corporation II, 8556 Oakmont Lane, Indianapolis, IN 46260 . Novus, Energy Vault and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Novus’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the registration statement . Information regarding Novus’s directors and executive officers is available under the heading “Directors, Executive Officers and Corporate Governance” in Novus’ Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 , which was filed with the SEC and is available free of charge at the SEC’s website at www . sec . gov, or by directing a request to : Novus Capital Corporation II, 8556 Oakmont Lane, Indianapolis, IN 46260 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity, expectations and timing related to the rollout of Energy Vault's business and timing of deployments, customer growth and other business milestones, potential benefits of the Proposed Business Combination and PIPE investment (the "Proposed Transactions"), and expectations relating to the Proposed Transactions .. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Energy Vault’s and Novus’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Energy Vault and Novus . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions ; the inability of the parties to successfully or timely consummate the Proposed Transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Transactions or that the approval of the stockholders of Novus or Energy Vault is not obtained ; failure to realize the anticipated benefits of the Proposed Transactions ; risks relating to the uncertainty of the projected financial information with respect to Energy Vault ; risks related to the rollout of Energy Vault’s business and the timing of expected business milestones ; ability to negotiate definitive contractual arrangements with potential customers ; the impact of competitive technologies ; ability to obtain sufficient supply of materials ; the impact of Covid - 19 ; global economic conditions ; ability to meet installation schedules ; the effects of competition of Energy Vault’s future business ; the amount of redemption requests made by Novus or Energy Vault is not obtained ; failure to realize the anticipated benefits of the Proposed Transactions ; risks relating to the uncertainty of the projected financial information with respect to Energy Vault ; the effects of competition on Energy Vault’s future business ; the amount of redemption requests made by Novus’s stockholders ; and those factors discussed in Novus’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 under the heading “Risk Factors,” the Current Report on Form 8 - K filed on September [_____], 2021 and other documents of Novus filed, or to be filed, with the SEC, together with the risks described in this Presentation under the heading “Risk Factors . ” . Additional risks related to Energy Vault’s business in particular include, but are not limited to : the Company has not yet deployed its technology at scale in commercial deployments ; the long bidding and sales cycle in the industry ; the success of the project incorporating the Company’s systems ; governmental regulation ; environmental regulation ; most of the Company’s sales pipeline is not in the form of definitive agreements ; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all ; construction delays ; potential defects in the Company’s systems, whether in the design, manufacturing or assembly or otherwise ; the impact of competing technologies ; intellectual property - related claims ; ability to expand operations internationally ; ability to attract and retain qualified personnel ; ability to continue to source materials and components locally ; ability of the Company’s systems to provide favorable economic benefits to customers as compared to competing technologies ; and the continued demand for renewable energy .

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Disclaimer (cont.) 3 If any of these risks materialize or Novus’s or Energy Vault’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither Novus nor Energy Vault presently know or that Novus and Energy Vault currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect Novus’s and Energy Vault’s expectations, plans, or forecasts of future events and views as of the date of this Presentation . Novus and Energy Vault anticipate that subsequent events and developments will cause Novus’s and Energy Vault’s assessments to change . However, while Novus and Energy Vault may elect to update these forward - looking statements at some point in the future, Novus and Energy Vault specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing Novus’s and Energy Vault’s assessments of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Neither Energy Vault, Novus, nor any of their respective affiliates have any obligation to update this Presentation . Use of Projections This Presentation contains projected financial information with respect to Energy Vault . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . Neither Novus’s nor the Company’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Financial Information ; Non - GAAP Financial Measures The financial information and data contained this Presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by Novus with the SEC . Some of the financial information and data contained in this Presentation, such as adjusted EBITDA, EBITDA - CapEx and EV/EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Novus and Energy Vault believe these non - GAAP measures of financial results provide useful informant to management and investors regarding certain financial and business trends relating to Energy Vault’s financial condition and results of operations . Energy Vault’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes . Novus and Energy Vault believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Energy Vault’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Energy Vault’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results . You should review Energy Vault’s audited financial statements, which will be included in the registration statement and proxy statement to be filed with the SEC . A reconciliation of projected non - GAAP financial measures has not been provided as such reconciliation is not available without unreasonable efforts . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of Novus, Energy Vault, and other companies, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with Novus or Energy Vault, or an endorsement of sponsorship by or of Novus or Energy Vault . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Energy Vault or Novus will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . The information contained herein is as of September 2 , 2021 and does not reflect any subsequent events . Neither the SEC nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the securities or of the Proposed Business Combination contemplated hereby or determined that this Presentation is truthful or complete . Any representation to the contrary is a criminal offense . Novus will make any offer to sell securities only pursuant to a definitive subscription agreement, and Novus reserves the right to withdraw or amend for any reason any offering and to reject any subscription agreement in whole or in part for any reason . Conflicts of Interest In addition, Guggenheim Securities, LLC (“Guggenheim Securities”) is engaged as financial advisor to Energy Vault in connection with the Proposed Business Combination, and certain executives of Guggenheim Securities hold equity securities of Energy Vault, which will be converted into shares of common stock of Novus in the transaction . As a result, it is possible that Guggenheim Securities and its affiliates and representatives may be or may be perceived as being adverse to the interests of Energy Vault or Novus in the context of the placement or otherwise . None of Guggenheim Securities and its affiliates and representatives will be under any obligation or duty as a result of Guggenheim Securities’ engagement as placement agent to take any action or refrain from taking any action, or to exercise or not exercise any rights or remedies, that they may otherwise be entitled to take or exercise in respect of any such investment or Guggenheim Securities’ engagement as financial advisor to Energy Vault .

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Risk Factors 4 Unless the context requires otherwise, all references to the “Company,” "we” “us” or “our" refer to the business of Energy Vault, Inc . and its consolidated subsidiaries . The risks presented below are certain of the general risks related to the business of the Company, and such list is not exhaustive . The list below is qualified in its entirety by disclosures contained in future documents to be filed or furnished by the Company and Novus Capital Corporation II (“Novus”), with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and Novus . The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and Novus and the proposed transactions between the Company and Novus, and may differ significantly from and be more extensive than those presented below . The risks described below are not the only ones the Company or Novus faces . Additional risks that are not currently known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations . You should review the investor presentation and perform your own due diligence prior to making an investment in Novus . Litigation and Regulatory Risks – The energy industry is highly regulated, and if we fail to comply with national, federal, state and local laws, rules, regulations and guidance, our business could be adversely affected . – We are subject to licensing and operational requirements that result in substantial compliance costs, and our business would be adversely affected if our licenses are impaired . – Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity and requirements resulting in increased expenses . – Laws, regulations and rules relating to privacy, information security, and data protection could increase our costs and adversely affect our business opportunities . In addition, the ongoing costs of complying with such laws, regulations and rules could be significant . – Changes in regulatory enforcement policies and priorities may negatively impact the management of our business, results of operations, and ability to compete . – Our business may depend on the continued availability of rebates, tax credits and other financial incentives . The reduction, modification, or elimination of government economic incentives could cause our revenue to decline and harm our financial results . – As a private company, we have not endeavored to establish and maintain public company - quality internal control over financial reporting . If we fail to establish and maintain proper and effective internal control over financial reporting as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline . Intellectual Property – We may be unable to protect, defend, maintain or enforce intellectual property on which our business depends, including as against existing or future competitors . Failure to protect defend, maintain and enforce that intellectual property could result in our competitors offering similar products, potentially adversely affecting our growth and success . – Our patents and, patent applications if issued, may not provide adequate protection to create a barrier to entry . The provisional and non - provisional patent applications that we own may not issue as patents or provide adequate protection to create a barrier to entry, which may hinder our ability to prevent competitors from selling products similar to ours . – We may be subject to third - party claims of infringement, misappropriation or other violation of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time - consuming and costly to defend, and could result in substantial liability . Business and Operating Risks ; Projections – Our limited operating history and our nascent industry make evaluating our business, the risks and challenges we may face and future prospects difficult . – We have incurred significant losses in the past and may not be able to achieve profitability in the future . – The engineering of our systems is still in the prototype stage, and there is no guarantee that we will be successful in implementing our systems . – There is no assurance that non - binding letters of intent and other indications of interest will be converted into binding orders, sales, bookings or committed offtake contracts . Customers may cancel or delay the non - binding letters of intent and other indications of interest in our sales pipeline . As a result, our operating results may be materially lower than our projected results of operations . – The size of our systems may negatively impact our ability to enter into contracts with customers or obtain government permits and approvals . – Our systems are based on novel technologies to produce energy and potential customers may be hesitant to make a significant investment in our technology or abandon the technology they are currently using . – The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues . – Because of the long sales cycles and the expected limited number of customers, our operating results will likely fluctuate significantly from quarter to quarter . – The implementation of our business plan and strategy may require additional capital . If we are then unable to achieve sufficient sales to generate that capital or otherwise raise capital, it may create substantial doubt about our ability to pursue our business objectives and achieve profitability or to continue as a going concern . If adequate capital is not available to us, including due to the cost and availability of funding in the capital markets, our business, operating results and financial condition may be harmed . – There is no assurance that we will be able to execute on our business model, including market acceptance of our planned products, or identify potential new customers . – There is no prototype for our EVx systems . If our EVx systems contain manufacturing or construction defects, our business and financial results could be harmed . – Our systems involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business . – Our business is subject to risks associated with construction, cost overruns and delays, including those related to obtaining government permits and approvals, and other contingencies that may arise in the course of completing installations . – The failure of our suppliers to continue to deliver necessary raw materials that meet the specifications for our systems in a timely manner could cause installation delays, cancellations, penalty payments and damage to our reputation . – There is no assurance that we will obtain equity project financing as needed .

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Risk Factors (cont.) 5 Business and Operating Risks ; Projections (cont . ) – The performance of our systems may be affected by factors outside of our control, which could result in harm to our business and financial results . – If we are not able to continue to reduce our cost structure in the future, our ability to become profitable may be impaired . – If we fail to manage our growth effectively, our business and operating results may suffer . – If we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could be harmed . – Expanding operations internationally could expose us to risks . – Our projections are subject to significant risks, assumptions, estimates and uncertainties . As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations . – Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate . – Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue or expenses . – We may be exposed to fluctuations in currency exchange rates . – Unanticipated changes in our income tax rates or exposure to additional tax liabilities may affect future financial results . – Operational costs can be difficult to predict and may include costs from requirements related to the decommissioning of our systems . Renewable Energy Industry and Energy Storage Industry – Our future growth is dependent upon the competition, pace and depth of renewable energy adoption and energy storage technologies, which are emerging industries . If the markets for renewable energy and energy storage do not develop as we expect, or if they develop more slowly than we expect, our business, prospects, financial condition and operating results could be adversely affected . – Even if renewable energy and energy storage become more widely adopted, our gravity energy storage technology may not achieve widespread market acceptance . – If competitive energy storage technologies become less expensive over time, our gravity energy storage technology may become less cost - effective as compared to competing technologies . – There is no assurance that our expectations that the price of traditional sources of power generation will decease and that renewable energy will become more competitive than hydrocarbon - based power generation will prove correct . A significant energy transition away from hydrocarbons may never occur or not occur at the rates we expect . – Fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs, could decrease incentives to transition to renewable energy . – We operate in the highly competitive energy industry and there is increasing competition . Many of our competitors and future competitors may have significantly more financial and other resources than we do and if we do not compete effectively, our competitive positioning and our operating results will be harmed . – Our operating success depends on our ability to hire and retain key personnel, including a highly skilled and diverse management team with experience in the renewable energy and energy storage sectors . – If any of our products are or are alleged to be defective in design or manufacturing or experience other failures, we may be compelled to undertake recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition . – Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition and operating results . – Our future growth depends upon our ability to maintain relationships with third parties, and the terms and enforceability of many of these relationships are not certain . We rely on our existing suppliers and source suppliers for critical components, and to complete building out our supply chain, while effectively managing the risks due to such relationships, which could result in increased supply costs . – Our systems include complex software and technology systems and do not have a meaningful history of commercial operation, and there can be no assurance such systems and technology will perform as expected or that software, engineering or other technical defects will not be discovered until after a system is installed and operated by a customer . In addition, the development and updating of these systems will require us to incur potentially significant costs and expenses . – Our facilities or systems could be damaged or adversely affected as a result of disasters or other unpredictable events . Any prolonged disruption in operations would adversely affect our business, prospects, financial condition and operating results . – We could be liable for environmental damages resulting from our operations . Other Risks – Cyber - attacks and other security breaches could have an adverse effect on our business, harm our reputation and expose us to liability . – Sales of a substantial number of shares of our securities in the public market, including those issued upon exercise of Warrants, could cause the market price of our common stock to drop significantly . – Changes in business, economic, or political conditions, including overall changes in demand, are beyond our control and could impact our business, resulting in lower revenues and other adverse effects to our results of operations . – Our business is subject to interruptions, delays or failures resulting from natural catastrophic events, geopolitical instability, war, terrorism, public health crises and other unexpected events . – Action by governmental authorities and local residents to restrict construction or use of our systems in their localities could substantially harm business and financial results . – Our financial condition and results of operations as well as those of potential customers could be adversely affected by the COVID - 19 pandemic, which has caused a material adverse effect on the level of economic activity around the world, including in the markets we serve . – We may acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect operating results . – Negative publicity could result in a decline in our growth and have a material adverse effect on our business, our brand and our results of operations .

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Risk Factors (cont.) 6 Other Risks (cont . ) – We do not intend to pay dividends for the foreseeable future . – We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively . – Provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management, limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees, and limit the market price of our common stock . – If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, or if they adversely change their recommendations regarding our common stock or if our results of operations do not meet their expectations, the market price of our common stock and trading volume could decline . – We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors and could make it more difficult to compare our performance to the performance of other public companies . – Following the consummation of the Business Combination, we expect to incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations . – The SEC has recently issued guidance on the accounting treatment of warrants . Novus has accounted for its outstanding warrants as a warrant liability and will be required to determine the value warrant liability quarterly, which could have a material impact on the Company’s financial position and operating results . Such guidance may also require Novus to restate or revise its financial statements, make new SEC filings or file amendments to existing filings or amend certain provisions of the warrant agreement . – The price of our common stock and warrants may be volatile and subject to wide fluctuations . – Future resales of our common stock after the consummation of the Business Combination may cause the market price of our securities to drop significantly, even if our business is doing well . – We may be subject to securities litigation, which is expensive and could divert management attention . – The Company’s management has limited experience operating a public company .

7

Transaction Summary

ENERGY VAULT
Enabling a Renewable World

Key Highlights

Energy storage momentum is one of the largest and most compelling new market opportunities

Significant TAM with ~$640bn global investment in energy storage through 2040[1]

Proven technology / local supply chain One of the most efficient, commercially viable and safe energy storage solutions; local manufacturing and job creation

Developed pipeline of customers with >361 engagements representing ~$32bn in potential Energy Vault projects[2] over the next 5-10 years

30-40% lower LCOE (Levelized Cost of Energy) expected than the current alternative storage technologies

Environmentally sustainable solution capable of utilizing waste material (i.e. coal ash, retired wind blades, mining tailings, etc.) for beneficial re-use as the base storage medium

Pro Forma Capital Structure

- Energy Vault stockholders rolling 100% of their equity
- ~$458mm cash on balance sheet after proceeds and net of transaction fees to fund growth (assuming no redemptions by public shareholders of Novus II)
  - Energy Vault balance sheet cash of $116mm[3]
  - PIPE size of ~$100mm
  - Novus II (NYSE:NXU) has ~$288mm of cash in trust account
- **Transaction expected to fully fund business model through cash flow positive in 2024**

Valuation

- Enterprise Value of ~$1.1bn
- Attractive valuation versus other energy storage, energy transition and electrification technology peers
- Backed by reputable and long-term investors

Leadership

ENERGY VAULT



Robert Piconi
Co-Founder, CEO



Andrea Pedretti
Co-Founder, CTO



Andrea Wuttke
CFO

Novus Capital Corporation II



Bob Laikin
CEO / Director



Larry Paulson
Non-Executive Chairman

Source: Bloomberg NEF, Bloomberg and company disclosures
Note: LCOE defined as the long-term discharge offtake price needed to recoup all project expenses (capex, opex, interest, taxes, and charging costs) over the lifetime of the system. | [1] Bloomberg NEF and HSBC Climate Radar. | [2] Represents total financial value of projects estimated to be delivered over the next five years. | [3] Represents $17.6mm of existing cash on balance sheet as of 30-Jun-2021 and $98.3mm of proceeds from Series C capital raise, which does not include up to an additional $8.7mm reserved for potential issuance to strategic investors.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

8

The Global Energy Transition Has Significant Momentum from Society, Investors, Corporations and Governments

Investor Demand

J.P. Morgan	*...by 2030, to finance and facilitate $2.5T to address climate change and advance sustainable development*
Citi	*...committing $1T to sustainable finance by 2030*
Morgan Stanley	*...$750Bn worth of spending on low-carbon solutions by 2030*
Goldman Sachs	*...$750 billion over the next 10 years for climate transition and inclusive growth finance*
BlackRock	*...recently closed $4.8bn Global Renewable Power Fund III which invests in global climate infrastructure assets*



ESG
Focus on Sustainability
ENERGY VAULT
Global Gov. Action
Compelling Economics

Corporate Demand

Microsoft *By 2050, remove all the carbon emitted since 1975*	**Alphabet** *Power its data centers using carbon-free electricity*	**Walmart** *Net zero carbon emissions by 2040*
Shell *Net zero carbon emissions by 2050*	**Brookfield** *$50-$100 billion in new funds focused on sustainability*	**United Airlines** *Reducing greenhouse gas emissions 100% by 2050*



More renewable energy creates more intermittency in the grid, increasing the need for energy storage
$ 68.71
$ 39.54
$ 36.61
$ 34.10
$ 32.80
Combustion Turbine
Hydroelectric
Combined Cycle
Onshore Wind
Solar Photovoltaic

Economics

($ per MWh)

- ✓ U.S. has rejoined Paris Climate Accord and pledged to cut greenhouse emissions 50% by 2030
- ✓ European Commission strives to be climate-neutral by 2050
- ✓ China commits to decreasing coal consumption (implying peak coal use in 2025) and aims to achieve net-zero carbon emissions by 2060
- ✓ Japan pledges to be carbon neutral by 2050

Regulation / Spending

ENERGY VAULT | Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

9

Energy Vault is the creator of gravity-based, grid-scale energy storage solutions that are critical to power resiliency and the world's transition to renewable energy


Mohammed Bin Rashid Al Maktoum Solar Park
1.05 GW expanding to 5 GW by 2030 (Dubai)
Proposed Energy Vault ERC
Energy Resiliency Center - 1 GWh (Dubai)
~100m
(350ft)
Solar Project: Energy generation from sunrise to sunset
Energy Vault: Energy generation on demand

[1] Total production capacity today of 1GW going to 5GW by 2030. Dubai Electricity and Water Authority (DEWA)

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Our Vision To be the preeminent energy storage company of the 21st century Our Mission To accelerate the decarbonization of our planet by introducing the most advanced, environmentally sound and economical energy storage technologies 10 Novus Capital Corporation II

11

Experienced Management Team & Board of Directors

Management Team

						
Robert Piconi Co-Founder & CEO	Andrea Pedretti Co-Founder & CTO	Andrea Wuttke Chief Financial Officer	Merrick Kerr Chief Commercial Officer	Marco Terruzzin Chief Product Officer	Laurence Alexander Chief Marketing Officer	Gonca Icoren Chief People Officer
Prior Executive leadership roles in Fortune 100 public companies across various industries	Founder & CTO roles across multiple solar fuel / renewable energy tech companies	Executive finance roles in the hydroelectric power, solar and investment banking sectors	Executive financial & commercial roles within Energy and Renewable sectors	Product innovator and industry expert in climate change mitigation strategies	Executive Leadership roles leading brand strategy, marketing and sales enablement	Executive Leadership roles in human resource management and talent acquisition
BBA University of Notre Dame; MBA Northwestern University's Kellogg School of Management	BS/MSc Civil Engineering (ETH) Zürich, Switzerland	BBA Rice University MA Universität München Ph.D. Harvard University	BSc University of Edinburgh; Chartered Accountants of Scotland	MSc Mech. Engineering PhD, Energy Economics MBA U.VA, Darden School	Higher National Diploma Business Studies, London UK	Cranfield University MSc International Human Resource Management Orta Doğu Teknik Üniversitesi

Board of Directors



Bill Gross
Co-Founder & Director



Robert Piconi
Co-Founder & Director



Max Ohrstrand
Director



Swaroop 'Kittu' Kolluri
Director



Henry Elkus
Director



Zia Huque
Director

ENERGY VAULT | Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Contents 1. Market Opportunity 2. Company and Technology 3. Customers and Growth Visibility 4. Financial Profile 5. Transaction Overview 6. Appendix 12

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 1. Clear Market Need for Energy Vault

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 6 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 1950 1960 1970 1980 1990 2000 2010 2020 2030 2040 2050 Renewables as Percent of Total Production to Substantially Increase after 2020 As renewable energy production increases, renewable energy storage must keep pace to prevent intermittent power outages Source: EIA U.S. Monthly Energy Review March 2021; IRENA World Energy Transition Outlook 2021 14 80,000 70,000 60,000 50,000 20,000 10,000 0 1950 1960 1970 1980 1990 2000 2010 2020 Total Electrical Energy Production (TWh) Fossil Fuel Electricity Production Renewable + Fossil Fuel Electrical Energy Production 2030 2040 2050 40,000 30,000 Renewables % of total 2020: Renewables % of total 2050: 90% 12% Dependency on intermittent renewables such as solar and wind requires investment in flexible storage to prevent outages Renewable intermittency needs storage

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED The Increase in Renewables is Driving Demand for Energy Storage Global grid - scale energy storage projects are projected to increase more than 6x in capacity over the next 10 years Global Projected Grid - Related Annual Storage Deployments Source: US Department of Energy: Energy Storage Grand Challenge Market Report 2020, World Energy Council, US Energy Information Administration, Journal of Energy Storage, Bloomberg NEF , Lazard Note: Hydrogen RTE rated between 25% - 45%; shown at 50% for illustrative purposes. Energy Vault RTE based on prototype testing. | ¹ Assumes $325 / kWh unit price. 15 0 20 40 60 80 100 120 140 160 180 2020 2025 2030 GWh US China Europe ROA ROW ~20% CAGR ~$270 Billion¹ Cumulative investment in grid - related storage required over next 10 years ~150GWh projected grid - related storage deployments in 2030 alone representing ~830GWh by 2030 ~300GWh by 2025 Increased consumption of electricity requires a reliable grid that can provide clean energy on demand

16

Available Energy Storage Today

Significant drawbacks in scalability, economics and environmental risks limit deployment options

Tech Category	Pumped Hydro	Chemical	Other	
% of Global Storage Capacity Today	 90%	 5%	 5%	
			Thermal / Flow Batteries	**Other Mechanical**
Tech Examples	Open Loop (Linked to natural water source) Closed Loop (Isolated reservoir)	**Lithium-ion batteries** Lead-acid batteries Zinc hybrid batteries	Hot / cold storage Cryogenic	Compressed air, Flywheels Other gravity-based
Advantages	+ Technically proven, long-life + Quick response time	+ Well-known via usage in consumer products / electric vehicles + Highly efficient	+ Proven and reliable + Good fit for niche applications	+ Rapid response rates
Drawbacks	- Large land requirements (few opportunities for new build) - Harms ecosystems / carbon intensive materials - High costs / low efficiency - Not scalable - difficult to optimize location near generation resources	- Scarce raw materials with high carbon footprint - Hazardous end-of-life disposal issues - Performance degrades over time - Safety / fire risks create high operating costs - Short duration	- Low efficiency (50-60%) - High operating costs - High capex - Not modular / cannot be easily localized	- Low efficiency (55-70%) - High operating costs - High carbon footprint - Not scalable or modular

Source: Bloomberg NEF, DOE global storage database

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

17

Energy Vault's Technology Meets Customer Needs and Outperforms Other Alternatives

		ENERGY VAULT	Pumped Hydro	Lithium[1]	Other Mech. / Thermal
Cost	• Capex, opex and end-of-life • Degradation	●	◑	◕	◔
Size / Scale	• Ability to serve GWh / utility scale storage needs • Significant localized supply chain	●	●	◔	◑
Flexibility	• Location and environment agnostic • Operating temperature range • Duration	●	◔	◑	◕
Sustainability	• Technical life • Safety (no fire / gas risks)	●	◕	◔	◔
Efficiency	• Round-trip Efficiency (RTE) • Energy density	◕	◔	●	◑
ESG Profile	• Waste remediation • Local manufacturing minimizes carbon footprint • Full lifecycle sustainability	●	◔	◔	◔

Energy Vault Solves Utilities' Needs

1. Low cost - levelized (Capex, Opex, EoL)
2. Highly scalable (GWh+); local supply chain (jobs+)
3. Flexibility - power and duration (2 to 12+ hours)
4. No degradation in storage medium; long asset life
5. Safe and sustainable - no fire / chemical risk, net zero

2050 Global Energy Storage Market


Existing Storage 3%
New Storage Opportunities 97%

Source: Bloomberg NEF, DOE global storage database
[1] Per S&P Global, Tesla owns ~83% of the US lithium-ion battery capacity.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 5 25% Duration (hours) Round - trip Efficiency (RTE) (%) 50% 75% 10 100 100% Energy Vault’s Technology Aligns with the Primary Market Demand for 2 - 12+ Hour Discharge Duration Source: World Energy Council, US Energy Information Administration, Journal of Energy Storage, BNEF, Lazard 90% of grid - scale energy storage investment over the next 20 years 18 Lithium - ion Flow Batteries Thermal Storage Liquified Air Aqueous Batteries With gravity and potential energy at height, flexible to extend duration as required

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 2. Energy Vault Overview

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Grid - Connected July 2020 2017 2018 2019 2020 Technology Principles Validation Concept Design and ¼ Scale Prototype Commercial Demonstration Unit (CDU) Design & Mobile Masses EVx Product Launch CDU Construction & Testing 2021 35 MWh CDU Commissioning Company Evolution: 5 Years of Testing and Validation Computer AI & Machine Vision Software 20 Energy Vault Investors Technology 3 rd Party Validation First technology validation by Top 3 US Utility Second technology validation by Largest WW IPP CEMEX’s lab confirmed testing on sequestration features EPA compliance of Mobile Masses w/ Coal Combustion Residuals

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Energy Vault: Unmatched Energy Storage Breakthrough Combining conventional physics with 21st century software and material science Shipping Industry Crane Industry Industry Innovations for a Competitive Advantage Energy Vault synthesized four established industries and added advanced computer control and cutting - edge material science to create an energy storage economics breakthrough • Advanced Trajectory Computation • Applied Computer Vision • Material Science (Caltech + CEMEX Polymer) • Waste Material Sequestration Technology • Proprietary System Design 21 Motor/Generator Industry Material Science

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED EV x : Core Proven Technology “In a Box” Simplified “Building Design” (compliant with all international building codes) Modular and Flexible (duration and size) Fully Recyclable (waste material) soil bottom ash glass fibers 22

23

Patent Portfolio and Key Intellectual Property Overview

Energy Vault has taken a deliberate and thoughtful approach to protecting its IP and trade secrets

Our patents and pending patent applications provide a competitive advantage over competitors and protect certain key elements of our technologies

4

Issued patents in the US

20

Pending[1] patents, 18 of which are international



EV 1 System



EVx System

Patents focus on four primary aspects of our technology and process:

1. Using blocks to store energy
2. Generating electricity by lowering the blocks
3. Grabbing mechanism and method for lifting and lowering blocks
4. Damped self-centering mechanism

Caltech — Structural engineering study completed

Patents protect visible components, *AI software kept as proprietary trade secret*

[1] Includes 1 allowed patent.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 24 The first Commercial Scale system in Switzerland validated the Foundational Technology Connected to the Swiss National Grid in July 2020

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED EV 1 Performance Results Above Expectations Round - Trip Efficiency Above Initial Target Round - trip Efficiency (RTE): Extensive test campaign, with results presented to major US and Italian Utilities during their Due Diligence processes EV 1 expected RTE achieved; EV x RTE expected to increase to 80 - 85% Differentiated Brick - Making System Delivering Expected Quality • Mechanical strength: 8 MPa ( better than expected ) • Pressing time: 10 minutes ( as expected ) • Accuracy: +/ - 0.2% ( better than expected ) Strategic Partners: Expected: 75 . 0% Measured: 75 . 3% 25

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Physically Smaller Solution than Existing Energy Infrastructure Illustrative Height Comparison to Existing Infrastructure 900 ft EV x (Fully Modular System) Proposed de sign optimizes the energy / height ratio 600 ft 300 ft 4 MW 7 MW 9 MW 2015 2010 2005 Wind Turbine Generation (Year) 26 50MWh to multi - GWh+

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 185 111 248 194 149 130 128 122 119 115 112 104 95 85 65 Source: Bloomberg NEF June 2020 Energy Storage Review. ¹ Levelized cost of energy assumes one cycle per day for project life. ² ESS LCOE is based off of 2023E values. 2021 2025 Projected LCOE ¹ ($ / MWh) Energy Vault’s Technology Significantly Outperforms New Entrants Into the Energy Storage Space Lithium - ion Lithium - ion 27 60% of the Levelized Cost of Lithium - ion 51% of the Levelized Cost of Lithium - ion 2

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Cost and Performance Advantage Over Lithium - ion 10 MW / 40MWh (4 Hour System) Lithium - ion Lithium - ion Total Cost of Ownership (in $/kWh ac) 2021 Capex (initial outlay) 298.0 350.0² Capex (Repowering Cells)³ 0.0 76.9 O&M³ 45.8 77.5 Total Cost of Ownership 343.8 504.4 Operational Factors Discharge Duration in hours 2 – 12+ 0.5 – 4 Safety (both technologies are autonomous operations – no human onsite) No risk of fire or release of hazardous gases Risk of fire & release of hazardous gases Round - trip Efficiency (RTE) 83% - 85% 87% - 89% End - of - Life (EoL) x Eco - friendly supply chain x CCR sequestration x No risk with EoL disposal Complex supply chain No environmental benefit Significant risk/cost EoL disposal Energy Footprint (ft 2 /MWh) 865 200 Noise Levels (dBA) 65 <65 – 70 ⁴ Third - Party Analysis From Top 3 US Utility Company¹: 28 ¹ Lithium - ion data based on actual quotes provided to Top Utility Company in Q1 2021. Top 3 based on market cap per Statista, Ap ril 2020. | ² Lowest Lithium - ion kwh system costs published to date. Price parity not expected until after 2030. | ³ NPV at 5%. | ⁴ Follow City/County limits for noise measured from project fence line.

29

Circular Economies Create Economic Value While Eliminating Environmental Liabilities Causing Global Warming

Coal Ash Remediation (CCR)





Coal consumption produces ~1bn tons of coal ash waste per year. Total US clean-up costs estimated >$150bn[1]

52% remediated



Fly ash is already being recycled in lieu of Portland cement among many other uses

48% landfill


Coal Ash

Unrecycled coal ash waste from the Marshall steam station in Salisbury, NC contaminates ground and wildlife

Glass Fiber Reinforced Plastic (GFRP)





Turbine blades weigh ~3 tons each and have a ~25 year useful life

100% landfill

Wind blade landfill in Casper, WY that contains over 1,000 buried fiberglass blades


Wind Turbine Blade Decommissioning (000s)
Cumulative Turbine Blades:
31.4 42.6 56.5 75.1 99.9 131.7
8.8 11.1 13.9 18.6 24.8 31.8
2020E 2021E 2022E 2023E 2024E 2025E

CEMEX

Proprietary 35 ton composite bricks designed in partnership with CEMEX



Fly ash shred intermediates…



…converted into 35 ton mobile masses

Instead of ending up in landfills, coal ash waste and retired wind turbine blades can be converted into Mobile Mass bricks, creating economic value and significantly reducing environmental liabilities for Energy Vault customers

Source: American Coal Ash Association, IEA, Global Wind Energy Council
[1] North Carolina Public Staff Utilities Commission, S&P Global, Earthjustice; calculated based on $140,000 clean-up cost per acre.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Source: Clean Air Task Force ~100m (350ft) ~275m (900ft) Illustrative Replacement of 3 GW Coal Power Plant with Energy Vault Storage + Solar After : Energy Vault Resiliency Center Before : Coal - Fired Power Station 30 Energy Vault Resiliency Center (EVRC) Storage capacity: 500 MWh In service date: 2023 (project idea) Size of Plant: 2,900 MW In service date: 1973 John Amos Power Plant Putnam, West Virginia SO 2 Emissions: 0 tons per year NO 2 Emissions: 0 tons per year CO 2 Emissions: 0 tons per year SO 2 Emissions: 5,265 tons per year NO 2 Emissions: 6,285 tons per year CO 2 Emissions: 15,011,480 tons per year

31

Energy Vault is Purpose-Built to Serve the Global Energy Transition at Scale

Low Cost — Gravity-based energy storage system offers a **lower expected levelized cost than any current technology available - capex, opex and EOL**

Scalable — **No topographical / geologic dependencies,** can be built anywhere you can put a building - **100% local supply chain / job** focus decreases production bottlenecks and eliminates country-specific material dependencies

Flexible — Modular solution that can uniquely serve high power needs at **both shorter and longer GWh durations (2 - 12+ hours). Resilient to harsh conditions** and high ambient operating temperatures with no material increases in opex

No Degradation — Unlike lithium chemical batteries, potential energy at height and block composites have **no storage capacity loss over time**

Sustainable — No chemical, fire or safety risks; **Uniquely capable of utilizing waste materials** (i.e. coal bottom ash, mine tailings, fiberglass) to manufacture mobile masses; **Long asset operational lifespan;** low carbon footprint


Charging
Discharging

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 3. Customers and Growth Visibility

33

Rapidly Expanding, Global Blue-Chip Engagements

$32+ billion sales funnel of customer engagements under discussion over the next 5 years[1]



★ Customer Engagements

Acwa Power	Essar	Pattern
Adani	FBR Energy	PPC
Anglo American	Ferrexpo	QTM
Avangrid	First Solar	Rand Water
AWS	GE Power	RWE
Breezy Point	Glidepath	Sabic
Canadian Solar	GSS	Saudi Aramco
Canadian Natural	Haggar	SB Energy
CEMEX	Hewlett Packard	Siemens
Centrica	Horizon Power	Smarter Grid
De Beers	Iberdrola	Southern Company
DG Fuels	Invenergy	Stera Energy
Dominion Energy	ITC Limited	Sun Cable
Duke Energy	JSW Energy	TATA
EDF	Live Sure	TEP
Elettra Investmenti	Minnesota Power	TotalEnergies
Enel	NEOM	TVA
Enel Green Power	Nextera Energy	Vale
Engie	NTPC	Verbund
Eskom	NV Energy	Vital
	Omega Energia	Xcel Energy

Customer Breakdown


Region
SA 3%
AFR 8%
AUS 4%
NA 30%
EMEA 54%
Industry
Utilities 10%
Oil & Energy 20%
Renewables 40%
Other 30%

[1] Represents total potential contracted value of 361 potential engagements over the next 5 years.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

34

Project Delivery Scope

Outsourced assembly and construction model supports rapid growth and global execution


Legend
Energy Vault Scope
Outsourced (EPC) Scope
Energy Vault Sales Funnel (Next 5 Years)¹
361 Total Engagements
$32+ bn in Potential Sales
Stage 1
214 engagements
31,050 MWh - $7.5 billion
Stage 2
57 engagements
28,450 MWh - $6.8 billion
Stage 3
64 engagements
37,415 MWh - $9.0 billion
Stage 4
18 engagements
26,525 MWh - $6.4 billion
Stage 5
8 engagements
11,855 MWh - $2.9bn
Executed agreements or LOIs with 8 customers represent 1,223 MWh and $368 million in bookings
Contract Signed
Revenue Recognized
• Selection of pre-qualified engineering, procurement and construction (EPC) partner
• Project management and logistics
• Components sourced from established global supply chains
• Mold and press assembled on site
• Utilizes local soil, sand or waste material
• Fixed frame erected in segments
• Power electronics hoisted into place using standard construction machinery
• Energy Vault oversees initial operations and maintenance
• Preventative and corrective maintenance through qualified local subcontractors
Mobile Mass Manufacturing
Planning & Procurement
Installation
O&M Services
QA / QC
M1
M2
M3
M4
M5
M6
M7
M8
M9
M10
M11
M12
Post-COD
Foundation Prep
Construction & Assembly
Testing & Commissioning
Software Licensing & Support
• Foundation excavation and construction
• Locally procured and manufactured
• Local contractors
• Major structural and mechanical components manufactured at vendor facilities
• Fixed frame segments assembled on-site
• Initial assembly of power components on ground
• Verification of proper installation
• System testing
• Training for successful turnover
• Long-term software license
• Software upgrades & technical support
Pipeline
Sales Cycle
Revenue Recognition

Note: Revenue recognition will be on percent completion, not at cash received.
¹ Figures shown represent total MWh and $ value of projects to be delivered over the next five years.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 2,845 6,366 8,980 6,828 7,452 2,845 9,211 18,191 25,019 32,471 Stage 5 Stage 4 Stage 3 Stage 2 Stage 1 Early - Stage Opportunities Provide Robust Visibility | $ in millions 35 Energy Vault Sales Funnel (Next 5 Years)¹ Stage 5 Stage 4 Stage 3 Stage 2 Stage 1 $2,845 $2,845 $9,211 $6,366 $18,191 $8,980 $25,019 $6,828 $32,471 $7,452 ¹ Figures shown represent total monetary value of projects to be delivered over the next five years. Includes Executed Agreements and LOIs Advanced Commercial Proposals Energy Vault Bookings Projections (Next 5 Years)¹ Existing Qualified Sales Funnel Covers Total Bookings by ~5x Cumulative Value Executed Agreements and LOIs Equate to Cover Bookings Projections Until 2024 Total Capacity (GWh): 12 38 76 104 135 <1 2 5 11 22 $ 263 $ 962 $ 2,156 $ 3,136 $ 67 $ 329 $ 1,292 $ 3,447 $ 6,583 2021 2022 2023 2024 2025

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Q4 2021 to Q2 2022 Key Customer Deployments Under Discussion 7 customer projects projected to reach NTP over the next 12 months underpinned by executed agreements or letters of intent with 8 customers representing 1,223 MWh and $368 million in potential sales, and advanced commercial proposals with 21 additional customers Q4 2021 Q1 2022 Q2 2022 NTP: Q1 2022 COD Q2 2023 Site: USA NTP: Q2 2022 COD Q3 2023 Site: India Global Renewable Independent Power Producer NTP: Q1 2022 COD Q2 2023 Site: KSA Top 5 Global Energy and Chemical Producer NTP: Q2 2022 COD Q2 2023 Site: Italy NTP: Q2 2022 COD Q3 2023 Site: Australia 36 NTP: Q4 2021 COD Q4 2022 Site: Brazil NTP: Q4 2021 COD Q1 2023 Site: USA Large US Utility Provider Global Independent Power Producer International Energy Services Company Publically Traded Italian Utility Company Global Renewable Independent Power Producer D B C A

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED $ 96 $ 67 $ 263 $ 962 $ 0 $ 148 $ 535 Q42020 2021 2022 2023 Bookings, Deliveries, and Revenues 37 Bookings and Deliveries (MWh) Bookings and Revenues ($mm) Bookings Deliveries Bookings Revenues 1,223 MWh $368 8 Executed Agreements and LOIs 320 569 1,155 2,963 0 0 858 1,755 Q42020 2021 2022 2023 $0

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Customer Owned 2024 Business Contribution Revenues Gross Income Adj. EBITDA¹ $1,460 $414 $322 Number of Projects Average Project Size (MWh) Average selling price ($/kWh) 28% EV Owned $ 59 16% $ 44 Total $1,519 $366 Total Cost of Ownership Comparison² ($/kWh) with Li - ion Batteries 18 284 $260 Cumulative Proj. up to 2024: Average Project Size (MWh): Capital Invested ($ million): 6 177 $354 Lithium - ion 22% 76% 24% Initial Capex³ Additional Capex (Degradation 4 ) O&M 4 Total Cost of Ownership $260 0 40 $300 $300 68 67 $435 Return on Capital Employed¹ (unlevered) ¹ ROCE calculated over the life of the project while Adj. EBITDA reflects 2024E projections only. | ² Based on top US utility economic comparison. Assumes 35 year useful asset life. | ³ 4 ho urs duration. | 4 NPV at 5%. Margin Margin ($ in millions) 38

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 4. Financial Profile

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Two Complementary Revenue Models Based on Customer Preference Customer Owned 40 Customer Owned Energy Vault Owned Payment Structure ▪ 20% at Contract Signing ▪ 10% at Site Groundbreaking ▪ 60% at Construction Milestones ▪ 10% at Customer Acceptance ▪ Recurring annual software license, monitoring and maintenance support ▪ Recurring Monthly Payment ($/kW - month) over asset technical life Customers ▪ Utilities ▪ IPPs ▪ Large Industrials ▪ Utilities ▪ IPPs ▪ Large Industrials Target Returns ▪ 20 - 30% Gross Margin ▪ 16% unlevered IRR Financing ▪ Working Capital ▪ Capex from Balance Sheet ▪ Project financing would be value add Revenue Split¹ ▪ 97% ▪ 3% (the “Energy Vault Owned” model further accelerates market adoption) ¹ Represents percent of 2021E - 2025E cumulative revenue.

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED $25 $211 $193 $156 $122 2021 2022 2023 2024 2025 Tech & Other Mobile Mass Machines (MMM) Equity Project Co-Investments ($61) ($221) ($90) $210 $540 2021 2022 2023 2024 2025 ($36) ($10) $102 $366 $662 2021 2022 2023 2024 2025 NM (7%) 19% 24% 24% Adj. EBITDA Margin NM 262% 82% 184% Revenue Growth MMM CapEx/ Revenue % of Adj. EBITDA Revenue Adj. EBITDA¹ CapEx Adj. EBITDA - CapEx 10% 8% 4% 7% NM NM NM NM 57% 82% Projected Financial Profile | ($ in millions) Total Projects Post - NTP (MWh): 41 0 858 ¹ Adj. EBITDA calculated as revenue less COGS less operating expenses, inclusive of SG&A and R&D. Reconciliation to GAAP is not provided as it cannot be made without unreasonable burden. $0 $148 $535 $1,519 $2,764 2021 2022 2023 2024 2025 1,755 4,623 9,223

42

Projected Cash Needs To Fund Growth

($ in millions)

Commentary

- **2021 - 2022:** Initial investments in company-owned projects help drive market adoption and future growth
- **2023 - 2024:** Impacts of product cost out, project mix enhanced by remediation and owned projects generate strong operating cash flow, while the company continues to fund growth
- **2025:** Cash flow from operations increases as business scales concurrent with reduction in investments

	2021	2022	2023	2024	2025	Total
Cash Flow from Operations						
CFO Excl. Changes in Working Capital	($24)	($9)	$68	$254	$464	**$753**
Net Changes in Working Capital	0	(17)	(21)	(89)	(109)	**(236)**
Total Cash Flow from Operations	($24)	($26)	$47	$165	$355	**$517**
Cash Flow from Investing						
Mobile Mass Machines	($25)	($15)	($45)	($108)	($112)	**($305)**
Technology Investments	0	(15)	(5)	0	0	**(20)**
Equity Project Investments	0	(181)	(143)	(48)	0	**(371)**
Other CapEx	(0)	(0)	(0)	(0)	(10)	**(11)**
Total Cash Flow from Investing	($25)	($211)	($193)	($156)	($122)	**($707)**
Cash Flow from Financing						
Project Financing[1]	$0	$118	$93	$31	$0	**$242**
Total Cash Flow from Financing	$0	$118	$93	$31	$0	**$242**
Total Change in Cash	**($49)**	**($120)**	**($53)**	**$40**	**$233**	
Ending Cash Balance[2]	***$409***	***$289***	***$236***	***$276***	***$510***	

Transaction expected to fully fund business model through cash flow positive in 2024

[1] Assumes 65% project financing for capital expenditures related to Equity Project Investments at an illustrative 8% interest rate and 30% tax rate.
[2] Assumes $458mm cash on balance sheet post-transaction and no redemptions by NOVUS II shareholders.

ENERGY VAULT | Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 5. Transaction Overview

44

Detailed Transaction Overview

~$1.1bn Enterprise Value | $100mm PIPE

Transaction Highlights

Cash Sources	• Novus II Corporation has ~$288mm in cash held in the trust account • PIPE size of $100mm
Valuation	• ~$1,134mm EV with strong balance sheet • Attractive valuation versus other energy storage and energy transition companies
Capital Structure	• ~$458mm in cash on balance sheet (assuming no redemptions) to fund growth and expansion



Founders' Shares 4%
PIPE Investors 6%
Novus II Investors 18%
Existing Energy Vault Shareholders' 72%

Pro Forma Ownership at $10.00 / Share[2]

Process Description

Sources and Uses

Sources	$mm
Estimated Cash Held in Trust	$ 287.5
PIPE Proceeds	100.0
Adjusted Cash[1]	115.9
Total Sources	$ 503.4

Uses	$mm
Cash to Balance Sheet	$ 458.4
Debt Paydown	0.0
Payment of Transaction Fees	45.0
Total Uses	$ 503.4

Pro Forma Capitalization

Pre-Money Equity Value	$ 1,140.0
(+) SPAC Shareholders	287.5
(+) PIPE Shareholders	100.0
(+) Founder Shareholders	64.7
Post-Money Equity Value	$ 1,592.2
(+) Debt	0.0
(-) Cash to Balance Sheet	(458.4)
Enterprise Value	$ 1,133.8

Pro Forma Ownership[2]

Ownership Breakdown	Shares (mm)	%	$mm
Existing Energy Vault Shareholders[3]	114.0	71.6 %	$ 1,140.0
Novus II Investors	28.8	18.1	287.5
PIPE Investors	10.0	6.3	100.0
Founders' Shares[4]	6.5	4.1	64.7
Equity Ownership	159.2	100.0 %	$ 1,592.2

[1] Represents $17.6mm of existing cash on balance sheet as of 30-Jun-2021 and $98.3mm of proceeds from Series C capital raise, which does not include up to an additional $8.7mm reserved for potential issuance to strategic investors. | [2] Pro forma ownership structure based on PIPE of $100mm at $10.00 per share, assuming no redemption by Novus II shareholders. Excludes impact of public and private warrants. | [3] Pro forma ownership of Energy Vault's existing shareholders is calculated at 114.0 million Novus II shares, using a pro forma share price of $10.00, on a fully diluted basis. Certain existing Energy Vault equity holders will also be entitled to receive up to an aggregate of 9.0 million additional shares that will vest in three equal parts contingent upon the occurrence of post-closing share prices of $15.00, $20.00 and $30.00 within 3 years after closing. | [4] Pro forma ownership attributed to the Founders' Shares is calculated as 6.5mm Novus II shares, using a pro forma per share price of $10.00, which reflects the impact of the Founders' expected agreement to accept 90% of the shares that they would otherwise be entitled to as full consideration in the Business Combination.

ENERGY VAULT Novus Capital Corporation II
ENERGY VAULT, INC. ALL RIGHTS RESERVED
Enabling a Renewable World

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 0% 5% 10% 15% 20% 25% 30% 35% 0% 25% 50% 75% 100% 125% Operational Benchmarking 2023E – 2024E Revenue Growth | 2023E EBITDA Margin Energy Storage Technology Energy Transition Technology Disruptive Technology Infrastructure Source: Energy Vault projected figures per Energy Vault, Bloomberg, Capital IQ, and company disclosures; market data as of Se pte mber 2, 2021 ¹ ChargePoint’s 2023E EBITDA Margin is (8)% and shown as 0% for illustrative purposes. ² Heliogen’s 2023E EBITDA Margin is (4 7)% and shown as 0% for illustrative purposes. 1 High Revenue Growth and High EBITDA Margin in 2023E 45 35% 30% 25% 20% 15% 10% 5% 0% 2023 EBITDA Margin 0% 25% 50% 75% 100% 190% 2023 – 2024 Revenue Growth 2

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 0.7 x 4.3 x 1.0 x 1.3 x 7.7 x 8.9 x 1.8 x 4.4 x 0.6 x 8.0 x 7.3 x 7.2 x 9.7 x Energy Vault STEM EOSE GWH Shoals ENPH ARRY SEDG ATHN CHPT EVGO FCEL TSLA Median: 5.8x 2.1 x 5.6 x 1.5 x 3.5 x 11.2 x 10.7 x 2.2 x 5.0 x 1.7 x 11.9 x 14.7 x 12.1 x 11.1 x Energy Vault STEM EOSE GWH Shoals ENPH ARRY SEDG ATHN CHPT EVGO FCEL TSLA Median: 8.2x 7.7 x 10.1 x 2.9 x 28.5 x 16.6 x 13.7 x 2.5 x 6.2 x 14.1 x 20.6 x 17.3 x 12.9 x Energy Vault STEM EOSE GWH Shoals ENPH ARRY SEDG ATHN CHPT EVGO FCEL TSLA Median: 13.9x 45.2 x Valuation Benchmarking: EV / Revenue Valuation Multiples Source: Energy Vault projected figures per Energy Vault, Bloomberg, Capital IQ, and company disclosures; market data as of Se pte mber 2, 2021 Note: Median excludes Energy Vault multiple. 1 Based on Energy Vault enterprise value of $1.1bn. 2023E 2024E 46 Energy Storage Technology Energy Transition Technology Disruptive Technology Infrastructure 2022E 1 1 1

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 11.1x 29.5x 40.6x NM 30.4x 41.0x 14.4x 26.0x NM NM NM NM 51.3x Energy Vault STEM EOSE GWH Shoals ENPH ARRY SEDG ATHN CHPT EVGO FCEL TSLA Median: 30.4x 3.1x 15.6x 11.2x 8.1x 22.8x 28.2x 17.4x 23.0x NM NM 40.7x 45.5x Energy Vault STEM EOSE GWH Shoals ENPH ARRY SEDG ATHN CHPT EVGO FCEL TSLA Median: 22.9x 63.7x Valuation Benchmarking: EV / EBITDA Valuation Multiples Source: Energy Vault projected figures per Energy Vault, Bloomberg, Capital IQ, and company disclosures; market data as of Se pte mber 2, 2021 Note: Median excludes Energy Vault multiple. Multiples marked as NM when below 0.0x or above 100.0x. 1 Based on Energy Vault enterprise value of $1.1bn. 2023E 2024E Energy Storage Technology Energy Transition Technology Disruptive Technology Infrastructure 47 1 1

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED $ 2,140 $ 3,038 $ 2,662 $ 4,394 $ 1,134 $ 6,420 $ 3,481 $ 10,252 Transaction Value EV / 2023E Revenue EV / 2024E Revenue EV / 2023E EBITDA EV / 2024E EBITDA Fully Distributed Enterprise Value Sensitivities Implied Enterprise Value Source: Energy Vault projected figures per Energy Vault, Bloomberg, Capital IQ, and company disclosures; market data as of Se pte mber 2, 2021 ($ in millions) 26x – 34x Midpoint Trade - up: 171% 2x – 8x Midpoint Trade - up: 570% 4x – 12x Midpoint Trade - up: 278% 12x – 28x Midpoint Trade - up: 546% 48 $ 12,153

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Novus II Investment Thesis Operating Stability with Significant Growth Potential Leadership Position in its Industry Has the Potential to Grow Through Further Acquisition Opportunities Innovate within an Existing Market Consideration of ESG Factors Has a Committed and Capable Management Team 49

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED 6. Appendix

Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Enabling a Renewable World ENERGY VAULT, INC. ALL RIGHTS RESERVED Illustrative Fully Diluted Share Count and Ownership Source: Novus financials. Note: Assumes no redemption by Novus shareholders. ¹ SPAC shareholder warrant dilution assumes ~9.58mm public warrants outstanding with a strike price of $11.50 per share and optional redemption at $ 18.00 and ~5.17mm private placement warrants outstanding with a strike price of $11.50 and no mandatory redemption. Assumes treasury stock method . | ² Does not include up to an additional ~1mm shares which maybe become issuable in connection with the Series C capital raise. | 3 Existing Energy Vault shareholder earnout shares assume 9.0 million additional shares that will vest in three equal parts contingent upon the occurrence of post - closing share pr ices of $15.00, $20.00 and $30.00 within 3 years after closing. (Share count in millions) 51 Share Price: $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $25.00 $30.00 SPAC Shareholders¹ 29 29 29 29 29 29 29 29 SPAC Shareholder Warrants¹ - 1 3 4 5 6 6 7 SPAC Founder Shares¹ 6 6 6 6 6 6 6 6 PIPE Shareholders 10 10 10 10 10 10 10 10 Existing Energy Vault Shareholders² 114 114 114 114 114 114 114 114 Existing Energy Vault Shareholder Earnout Shares 3 - - - 3 3 6 6 9 Post-Money Equity Value ($mm) $1,592 $1,921 $2,279 $2,685 $3,049 $3,461 $4,356 $5,342 Implied Ownership: $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $25.00 $30.00 SPAC Shareholders¹ 18.1% 18.4% 19.4% 19.8% 20.3% 20.1% 20.4% 20.2% SPAC Founders 4.1 4.0 4.0 3.9 3.9 3.8 3.8 3.7 PIPE Shareholders 6.3 6.3 6.2 6.0 6.0 5.9 5.8 5.7 Existing Energy Vault Shareholders² 71.6 71.3 70.4 70.3 69.8 70.2 70.0 70.3 Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%